FORM OF
                  AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT

          AMENDMENT made as of July 6, 2005 to the Distribution Services Agreement (the "Agreement") made as of July 10, 2002, as amended December 16, 2003 and December 16, 2004 between ALLIANCEBERNSTEIN BLENDED STYLE SERIES, INC., a Maryland corporation (the "Fund"), and ALLIANCEBERNSTEIN INVESTMENT RESEARCH AND MANAGEMENT, INC. (formerly Alliance Fund Distributors, Inc.), a Delaware corporation (the "Underwriter"). Capitalized terms not defined herein have the meaning set forth in the Agreement.

                                   WITNESSETH

          WHEREAS, the Fund and the Underwriter are parties to the Agreement;

          WHEREAS, the Fund has decided to sell to the public shares of its AllianceBernstein 2000 Retirement Strategy, AllianceBernstein 2005 Retirement Strategy, AllianceBernstein 2010 Retirement Strategy, AllianceBernstein 2015 Retirement Strategy, AllianceBernstein 2020 Retirement Strategy, AllianceBernstein 2025 Retirement Strategy, AllianceBernstein 2030 Retirement Strategy, AllianceBernstein 2035 Retirement Strategy, AllianceBernstein 2040 Retirement Strategy and AllianceBernstein 2045 Retirement Strategy, in addition to the shares of its U.S. Large Cap Fund;

          WHEREAS, the Underwriter is willing to act, and the Fund wishes to appoint the Underwriter, as underwriter and distributor of the shares of the AllianceBernstein 2000 Retirement Strategy, AllianceBernstein 2005 Retirement Strategy, AllianceBernstein 2010 Retirement Strategy, AllianceBernstein 2015 Retirement Strategy, AllianceBernstein 2020 Retirement Strategy, AllianceBernstein 2025 Retirement Strategy, AllianceBernstein 2030 Retirement Strategy, AllianceBernstein 2035 Retirement Strategy, AllianceBernstein 2040 Retirement Strategy and AllianceBernstein 2045 Retirement Strategy;

          NOW, THEREFORE, the parties agree to amend the Agreement as follows:

          1.   Exhibit 1 of the Agreement is amended by adding the following
               Portfolios:

                       AllianceBernstein 2000 Retirement Strategy

                       AllianceBernstein 2005 Retirement Strategy

                       AllianceBernstein 2010 Retirement Strategy

                       AllianceBernstein 2015 Retirement Strategy

                       AllianceBernstein 2020 Retirement Strategy

                       AllianceBernstein 2025 Retirement Strategy

                       AllianceBernstein 2030 Retirement Strategy

                       AllianceBernstein 2035 Retirement Strategy

                       AllianceBernstein 2040 Retirement Strategy

                       AllianceBernstein 2045 Retirement Strategy

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement.


                                ALLIANCEBERNSTEIN BLENDED STYLE SERIES, INC.




                                By:
                                       Name:
                                       Title:


                                ALLIANCEBERNSTEIN INVESTMENT RESEARCH
                                    AND MANAGEMENT, INC.


                                By:
                                     Name:
                                     Title:



Accepted as of the date written above:


ALLIANCE CAPITAL MANAGEMENT L.P.
By:  Alliance Capital Management Corporation, General Partner


By:
       Name:
       Title:



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